HomeStreet Reports First Quarter 2024 Results

SEATTLE –April 30, 2024 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq: HMST) (including its consolidated subsidiaries, the "Company", "HomeStreet" or "we"), the parent company of HomeStreet Bank, today announced the financial results for the quarter ended March 31, 2024. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”

Operating Results
                  First quarter 2024 compared to fourth quarter 2023
Reported Results:
•Net loss: $7.5 million compared to $3.4 million
•Loss per fully diluted share: $0.40 compared to $0.18
•Net interest margin: 1.44% compared to 1.59%

Core Results (1): •Loss: $5.5 million compared to $2.2 million •Loss per fully diluted share: $0.29 compared to $0.12
(1) Core loss and core loss per fully diluted share are non-GAAP measures. For a reconciliation of these measures to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.
“In the first quarter, we recognized a net loss of $7.5 million as our net interest margin decreased to 1.44% due to increased funding costs as lower cost deposits continued to migrate to higher yielding products,” said Mark Mason, Chairman of the Board, President, and Chief Executive Officer. "During the first quarter, our noninterest expenses include the impacts of seasonally higher employee benefit costs, the impact of wage increases effective in March, lower levels of full time equivalent employees and $2.6 million of costs incurred related to the merger process. While interest rates have stabilized and are projected to decline later in the year, we expect our operating results will continue to be adversely impacted by high funding costs relative to earning assets yields in the near term."

Financial Position
                    As of and for the quarter ended March 31, 2024
•Noninterest-bearing deposits increased by $5 million
•Excluding brokered deposits, total deposits increased by $25 million
•Uninsured deposits were $494 million, or 8% of total deposits
•Loans held for investment ("LHFI"), remained stable
•Nonperforming assets to total assets: 0.56%
•Allowance for credit losses to LHFI: 0.54%
•Book value per share: $27.96
•Tangible book value per share: $27.49 (2)

(2) Tangible book value per share is a non-GAAP measure. For a reconciliation of this measure to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.

"Our deposit balances, excluding brokered deposits, were stable during the first quarter, and our noninterest-bearing balances increased slightly," continued Mark Mason. "While we continue to be impacted by the migration of deposits to higher yielding products, the pace of migration is slowing and the rates paid on higher yielding accounts by competitors have started to decline. We anticipate that if these trends continue, our funding costs will become more stable."

"Our loan balances have remained stable as they continue to be impacted by historically low levels of prepayments. We continue to focus on variable rate loan products with appropriate margins over incremental funding costs," added Mark Mason. " In the first quarter our nonaccrual loans and nonperforming assets increased due to the downgrade of a $10.4 million construction-bridge loan to nonperforming status. The completion and leasing of this 27% loan to value multifamily and mixed-use project has been delayed. The project is substantially complete but unable to lease as there is a dispute over an alleged minor building code violation. Our credit quality, however, remains strong and we have not identified any potentially significant credit issues in our loan portfolio."

About HomeStreet

HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiary is HomeStreet Bank. HomeStreet Bank is the winner of the 2022 "Best Small Bank" in Washington Newsweek magazine award. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and is an Equal Housing Lender.

Contact:	Executive Vice President and Chief Financial Officer
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “goal,” “upcoming,” “outlook,” “guidance” or "project" or the negation thereof, or similar expressions. In addition, all statements in this earnings release (including but not limited to those found in the quotes of our Chief Executive Officer) that address and/or include beliefs, assumptions, estimates, projections and expectations of our future performance and financial condition and trends in product mixes and expected impact on costs are forward-looking statements within the meaning of the Reform Act. Forward-looking statements involve inherent risks, uncertainties and other factors, many of which are difficult to predict and are generally beyond management’s control. Forward-looking statements are based on the Company’s expectations at the time such statements are made and speak only as of the date made. The Company does not assume any obligation or undertake to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

We caution readers that actual results may differ materially from those expressed in or implied by the Company’s forward-looking statements. Rather, more important factors could affect the Company’s future results, including but not limited to the following: (1) our ability to successfully consummate the pending merger (the "Merger") with FirstSun Capital Bancorp ("FirstSun"), (2) the ability of HomeStreet to obtain the necessary approval by shareholders with respect to the Merger, (3) the ability of HomeStreet and FirstSun to obtain required governmental approvals of the Merger, (4) the failure to satisfy the closing conditions in the definitive Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 16, 2024, by and between HomeStreet and FirstSun, or any unexpected delay in closing the Merger, (5) the ability to achieve expected cost savings, synergies and other financial benefits from the Merger within the expected time frames and costs or difficulties relating to integration matters being greater than expected, (6) the diversion of management time from core banking functions due to Merger-related issues; (7) potential difficulty in maintaining relationships with customers, associates or business partners as a result of the announced Merger, (8) changes in the U.S. and global economies, including business disruptions, reductions in employment, inflationary pressures and an increase in business failures, specifically among our customers; (9) changes in the interest rate environment may reduce interest margins; (10) changes in deposit flows, loan demand or real estate values may adversely affect the business of our primary subsidiary, HomeStreet Bank (the “Bank”), through which substantially all of our operations are carried out; (11) there may be increases in competitive pressure among financial institutions or from non-financial institutions; (12) our ability to attract and retain key members of our senior management team; (13) the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; (14) our ability to control operating costs and expenses; (15) our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses; (16) the adequacy of our allowance for credit losses; (17) changes in accounting principles, policies or guidelines may cause our financial condition to be perceived or interpreted differently; (18) legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (19) general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate; (20) challenges our customers may face in meeting current underwriting standards may adversely impact all or a substantial portion of the value of our rate-lock loan activity we recognize; (21) technological changes may be more difficult or expensive than what we anticipate; (22) a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks; (23) success or consummation of new business initiatives may be more difficult or expensive than what we anticipate; (24) our ability to grow efficiently both organically and through acquisitions and to manage our growth and integration costs; (25) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (26) litigation, investigations or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; and (27) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank, or repurchases of our common stock. A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives cited in this release, other releases, public statements and/or filings with the Securities and Exchange Commission (“SEC”) is also contained in the “Risk Factors” sections of the Company's Forms 10-K and 10-Q. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance.

In this earnings release, we use the following non-GAAP measures: (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of capital ratios; (ii) core income (loss) and effective tax rate on core income (loss) before taxes, which excludes goodwill impairment charges and merger related expenses and the related tax impact as we believe this measure is a better comparison to be used for projecting future results and (iii) an efficiency ratio which is the ratio of noninterest expense to the sum of net interest income and noninterest income, excluding certain items of income or expense and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expense impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirements.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other parties in the evaluation of companies in our industry. These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this earnings release, or the computation of the non-GAAP financial measure.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures or calculations of the non-GAAP measure:

	As of or for the Quarter Ended
(in thousands, except share and per share data)	March 31, 2024	December 31, 2023

Core net income (loss)
Net income (loss)	$(7,497)	$(3,419)
Adjustments (tax effected)
Merger related expenses	2,028	1,170
Total	$(5,469)	$(2,249)
Core net income (loss) per fully diluted share
Fully diluted shares	18,856,870	18,807,965
Computed amount	$(0.29)	$(0.12)

Return on average tangible equity (annualized)
Average shareholders' equity	$537,627	$513,758
Less: Average goodwill and other intangibles	(9,403)	(10,149)
Average tangible equity	$528,224	$503,609

Core net income (loss) (per above)	$(5,469)	$(2,249)
Adjustments (tax effected)
Amortization of core deposit intangibles	488	615
Tangible income (loss) applicable to shareholders	$(4,981)	$(1,634)

Ratio	(3.8)%	(1.3)%

Efficiency ratio
Noninterest expense
Total	$52,164	$49,511
Adjustments:
Merger related expenses	(2,600)	(1,500)
State of Washington taxes	(452)	659
Adjusted total	$49,112	$48,670

Total revenues
Net interest income	$32,151	$34,989
Noninterest income	9,454	10,956
Adjusted total	$41,605	$45,945
Ratio	118.0%	105.9%

Return on average assets (annualized) - Core
Average Assets	$9,502,189	$9,351,866
Core net income (loss) (per above)	(5,469)	(2,249)
Ratio	(0.23)%	(0.10)%

Tangible book value per share
Shareholders' equity	$527,333	$538,387
Less: Goodwill and other intangibles	(9,016)	(9,641)
Tangible shareholders' equity	$518,317	$528,746
Common shares outstanding	18,857,566	18,810,055
Computed amount	$27.49	$28.11